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EXHIBIT 99.1

Contact:    Lou Cancelmi      -or-    Sam Sperry
            206-392-5170              206-392-5038


FOR IMMEDIATE RELEASE                                          September 9, 2004

                   ALASKA AIRLINES MAKES WIDE-RANGING CHANGES
             TO RETURN TO STRENGTH; MUCH WORK WILL BE CONTRACTED OUT

      SEATTLE -- As part of an ongoing effort to improve its competitive standing in the post-9/11 airline industry, Alaska Airlines today announced a wide-ranging series of initiatives to streamline operations and enhance the carrier's long-term viability. It comes on the heels of a management reorganization that started last month.

      Counting the management reductions, Alaska will be trimming nearly 900 of its more than 11,000 employees. The collective savings is projected at between $30 million and $35 million per year.

      In many ways, Alaska is following an industry trend accelerated by the rise of low-cost carriers: contracting out some of the work that up to now has been accomplished in house.

      "The permanent and dramatic changes in our industry have forced us to put aside notions about how we've historically operated and to consider all alternatives to improve our competitiveness," said CEO Bill Ayer. "The goal is first to make sure that we survive, and then to emerge from the most difficult period in the history of commercial aviation as one of the highest performing airlines."

      "Since 9/11, we've worked hard and taken great pride in our ability to reduce costs without impacting people," Ayer added. "We've done this by implementing more than $150 million per year in non-job related savings, found largely through process improvements and technological advancements, plus opportunistic growth into new markets. Unfortunately, changes in the competitive and economic climate have continued at a rapid pace, requiring us to take even stronger measures to secure our future."


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Here are the major changes:

- Immediately closing the Oakland heavy maintenance base, which employs 340 people, and contracting out all heavy maintenance needs to Goodrich Aviation Technical Services of Everett, Wash. and AAR Aircraft Services of Oklahoma City, Okla. - two firms the airline already uses for about 60 percent of its heavy maintenance work. Contracting for heavy maintenance is a practice employed in varying degrees by all of the nation's major airlines. "Our Oakland mechanics are highly talented and have made great strides over the past years by implementing new systems and processes," said Ayer. "They did their work very well. But the sobering reality is that large-scale maintenance providers can give us the same excellent quality at a lower cost."

- Contracting for all fleet service functions -- the cleaning of aircraft interiors between flights -- in Seattle, Anchorage, Fairbanks and Juneau. The number of people impacted is 273, the vast majority in Seattle (158) and Anchorage (93). Twelve more are in Juneau and 10 are in Fairbanks.

- Closing ground support equipment and certain facilities maintenance operations and hiring contractors to perform the work. "This is no reflection on our people or their work. It's a question of cost," Ayer said. This decision affects 60 facilities employees and auto mechanics at 10 stations (Seattle 30, Anchorage 14, Oakland two, Fairbanks two, Juneau two and one each in Portland, Ketchikan, Sitka, Nome, Kotzebue and Barrow).

- Taking advantage of the respective strengths of Alaska and sister carrier Horizon Air through greater sharing and shouldering of services where it makes sense. Some of that will be behind the scenes with increased collaboration in planning and accounting. And some of it will be more visible. All customer service work in Spokane will be taken over by Horizon and, in turn, Alaska will assume all of Horizon's ticket counter work in Portland. These changes affect 30 Alaska employees in Spokane and 21 Horizon employees in Portland.

- With just one flight per day in Tucson, Alaska will contract with a third-party to fill customer service needs there. Thirteen employees will be displaced as a result. Alaska also is making significant changes in how it operates at Prudhoe Bay, triggering five layoffs there and a cut in hours for the remaining 15 people.



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-     Closing three city ticket offices -- in Juneau, Anchorage and Bellevue.
      This will displace nine customer service agents.

- Closing the four-person pilot crew scheduling office in Los Angeles and consolidating the work at a larger scheduling office in Seattle.

   "While the guiding principles for these decisions are to maintain high quality at a lower cost, our values of integrity and caring guide us on how we treat people leaving the company," Ayer said.

   For those employees impacted, Alaska has talked with union leadership about the possibility of offering one of the most generous financial and job-finding assistance packages the industry has seen since 9/11 triggered more than 100,000 layoffs at other carriers. Alaska has offered an attractive voluntary severance incentive to employees in the most-affected work groups in the hopes of minimizing involuntary departures by creating openings elsewhere in the system.

   Ayer said Alaska will continue to look at every possible way to improve its cost structure and competitive standing. The aim, he said, is to be an airline where jobs and retirements are secure and career advancement opportunities abound, as well as an airline that provides great value for customers and a solid return for shareholders. And all of that will only be possible if we complete our transformation and are able to weatherproof ourselves from the inevitable ups and downs of the economy."

      Alaska Airlines and its sister carrier, Horizon Air, serve more than 80 cities in Alaska, the Lower 48, Canada and Mexico. For more news and information, visit the Alaska Airlines Newsroom on the Internet at http://newsroom.alaskaair.com

      This release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "forecast," "may," "will," "could," "should," "expect," "plan," "believe," "potential" or

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other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the company's significant indebtedness; downgrades of the company's credit ratings; the competitive environment and other trends in the company's industry; changes in laws and regulations; changes in the company's operating costs including fuel; changes in the company's business plans; interest rates and the availability of financing; liability and other claims asserted against the company; labor disputes; the company's ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see Item 1 of the company's Annual Report on Form 10-K/A for the year ended December 31, 2003. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the company's business or events described in any forward-looking statements. The company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this release to conform them to actual results.

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